                                                           Exhibit 10.4


                       AGREEMENT FOR SERVICES NO. FSU/PHTO-2

                                      BETWEEN

                            THE FLORIDA STATE UNIVERSITY

                                        AND

                                  PHYTOTECH, INC.

     THIS AGREEMENT is made and entered into by and between the Florida State University, for and on behalf of the Florida Board of Regents, a public corporation of the State of Florida (hereinafter University) and Phytotech, Inc. (hereinafter Contractor). For and in consideration of the mutual promises, covenants, and obligations contained herein, the parties do agree as follows:

1.   SCOPE OF SERVICES

     The University hereby retains the Contractor to undertake certain activities in connection with U.S. Department of Energy Contract Number DE-FC21-95EW55101 (hereinafter Agency) to the University, which activities are set forth in Attachment A.

2.   CONTRACTOR RESPONSIBILITIES

     The Contractor is responsible for the professional quality, technical accuracy, timely completion, and coordination of all services and reports furnished by the Contractor under this Agreement. The Contractor shall, without additional compensation, correct or revise any errors, omissions, or other deficiencies in its services and reports.

3.   INDEPENDENT CONTRACTORS

     By this Agreement the parties intend to establish between them the relationship of mutually independent contractors. Each party and the officers, employees, agents, subcontractors, or other contractors thereof shall not be deemed by virtue of this Agreement to be the officers, employees, or agents of the other party nor in privity of contract therewith.

4.   DESIGNATION OF REPRESENTATIVES

     The Contractor agrees that all activities under this Agreement will be directed by Dr. Slavik Dushenkov and will be conducted in accordance with Attachment A. The principal contact for the University for all technical matters relating to this

Agreement will be Dr. Roy C. Herndon who is the Director of the Institute for Central and Eastern European Cooperative Environmental Research. The Contract Manager will be John E. Moertins.

5.   KEY PERSONNEL

     It is understood and agreed that Contractor's key technical personnel identified above are essential to the work being performed under this Agreement and shall not be reassigned or replaced without prior written approval by the University.

6.   EXECUTION, PERFORMANCE, AND EXTENSIONS

     The Contractor shall perform its obligations in a manner which satisfies the criteria specified in this Agreement including all exhibits, proposals, or other materials incorporated into this Agreement by reference. This Agreement will take effect on February 1, 1998 when it is signed by a person authorized to bind the Contractor hereto, and by the authorized representative of the University. The Contractor shall complete its obligations for this Agreement by November 30, 1998. Agreement extensions shall be pursuant to a written document which specifies the period of the extension and the criteria remaining to be met by the Contractor, which document shall be properly executed prior to the expiration of the Agreement period or any previous extension period.

7.   FORCE MAJEURE

     If the Contractor's performance under this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of FORCE MAJEURE, i.e., any act or condition totally beyond the Contractor's control and without its fault or negligence, the Contractor, upon giving prompt notice to the University, shall be excused from such performance to the extent of such prevention, restriction, or interference; provided, however, that the Contractor shall take all reasonable steps to avoid or remove such causes of nonperformance and shall continue performance hereunder with dispatch whenever such causes are removed; provided further, that if it appears that the time of delivery or performance will be extended past the terms set forth herein, a written extension of time will be negotiated by the parties.

8.   AVAILABILITY OF FUNDS AND COMPENSATION

     The State of Florida and the University's performance and obligation to pay under this Agreement is contingent upon an annual appropriation by the Legislature and funding by the


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

Agency. The University shall be the final authority as to availability of funds for this Agreement. Subject to availability of funds and to satisfactory performance by the Contractor the University agrees to compensate the Contractor on a fixed price basis in the amount of $53,696 (U.S. dollars).

     Payments will be made to the Contractor upon receipt and acceptance by the University of the deliverables listed in the Schedule of Deliverables and Payments in Attachment A. To receive payments, the Contractor shall submit invoices (in U.S. dollars) to the address stated on the purchase order in accordance with the Schedule of Deliverables and Payments in Attachment A and in sufficient detail for a proper preaudit and postaudit thereof. The Contractor shall certify on each invoice that all deliverables covered by the invoice have been accomplished. The certification statement shall carry an original signature of an authorized, knowledgeable official of the Contractor.

     The University agrees to pay the Contractor through electronic funds transfer. The Contractor agrees that in the event the electronic address provided to the University is incorrect, the University will not be held liable for any funds lost in transit.

9.   FINAL PAYMENT

     Without exception, the Contractor must submit the final invoice to the University within sixty (60) days from the expiration date of this Agreement.
If the Contractor fails to do so, all rights to payment shall be forfeited after the deadline and the University will not honor any request submitted after the aforementioned deadline, unless through no fault of the Contractor.

10.  TRAVEL

     Whenever travel costs are included in the Agreement or attachments to the Agreement, the provisions of Section 112.061 and 240.241(13). FLORIDA STATUTES, shall govern as to reimbursement of cost.

11.  VALIDITY OF PRICING

     The Contractor certifies that to the best of its knowledge and belief the pricing data provided for this Agreement is based on accurate, complete and current cost or pricing data. If it is determined that such data are not accurate, complete or current, the affected price or cost shall be reduced accordingly and the Agreement shall be modified to reflect the reduction.


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

12.  RETURN OF FUNDS

     The Contractor agrees to return to the University any overpayments due to unearned funds or funds disallowed pursuant to the terms of this Agreement or by the Agency that were disbursed to the Contractor by the University. Such funds shall be considered University funds and shall be refunded to the University within 45 days following the time the overpayment and/or disallowance is discovered unless otherwise authorized by the University in writing. In addition the Contractor agrees to exclude from its billings any amounts disallowed by the Agency or the University per the terms of the Agreement.

13.  ASSIGNMENTS AND SUBCONTRACTS

     The Contractor shall not assign the responsibility of this Agreement to another party nor subcontract for any of the work contemplated under this Agreement without prior written approval of the University, subject to the approval of the Agency. No such approval by the University of any assignment or subcontract shall be deemed in any event or in any manner to provide for the incurrence of any obligation of the University in addition to the total dollar amount agreed upon in this Agreement. All such assignments or subcontracts shall be subject to the conditions of this Agreement and to any additional conditions of approval which the University shall deem necessary.

15.  INDEMNIFICATION

     The Contractor shall be liable, and agrees to be liable for and shall indemnify, defend and hold the University harmless for all claims, suits, judgments or damages, including court costs and attorney fees, arising out of negligence or omissions by the Contractor in the course of operations of this Agreement.

16.  INSURANCE

     The responsibility for providing adequate iability insurance coverage on a comprehensive basis for all operations undertaken by the Contractor under this Agreement shall be that of the Contractor and shall be provided at all times during the existence of this Agreement. Upon the execution of this Agreement, the Contractor shall furnish the University with written verification of the existence of such coverage upon the request of the University.


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

17.  CHANGES AND MODIFICATIONS

     Modifications of provisions of this Agreement shall be valid when they have been reduced to writing and duly signed by authorized parties. The parties agree to renegotiate this Agreement if revisions of any applicable provisions or budget allocations of the prime contract with the Agency make changes in this Agreement necessary. The University shall be the final authority as to the availability of funds for this Agreement due to Federal and/or State revisions of any applicable laws, regulations, or budget allocations.

18.  TERMINATION OF AGREEMENT

     This Agreement may be terminated by the University upon no less than thirty
(30) days written notice, with or without cause; notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. In the event of early termination by the University, the University shall pay all costs accrued for services satisfactorily performed by the Contractor as of the date of termination, but in no event shall the aforesaid payment exceed the Agreement amount. All work in process will become the property of the University and will be turned over promptly by the Contractor. Notices required to be given in writing under this Agreement shall be addressed to:


     For the University            For the Contractor
     ------------------            ------------------
     Susan D. Allen                Dr. Slavik Dushankov
     Vice President for Research   Research Scientist
     Florida State University      Phytotech
     109 HMB, Innovation Park      1 Deer Park Drive, Suite 1
     Tallahassee, FL 32306-2820    Monmouth Junction, NJ 08852

     TEL: (850) 644-5260           TEL: (908) 438-0900
     FAX: (850) 644-1464           FAX: (908) 438-1209

19.  SEVERABILITY AND NON-WAIVER

     In the event one or more provisions of this Agreement are declared invalid, the balance of this Agreement shall remain in full force and effect. Failure of either party to enforce any provision of this Agreement does not waive that party's right to full performance of the provisions of the Agreement.

20.  CONTINGENT FEES

     The Contractor certifies that no person or agency has been employed or retained to solicit or secure this Agreement upon an agreement or understanding or a commission, percentage, brokerage, or contingent fee except bona fide employees or


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

agencies maintained by the Contractor for the purpose of securing business.

21.  PUBLICATIONS

     The Contractor shall not publish any materials funded by this Agreement without the prior written approval of the University. All publications shall acknowledge that the support was provided by the funds from the Agency and the University.

22.  GOVERNING LAWS AND TAXATION

     This Agreement shall be governed by the laws of the State of Florida and interpretations thereof. Additionally, the University, as an agency of the State of Florida (USA), is entitled to the benefits of sovereign immunity including immunity from taxation.

23.  ATTORNEYS' FEES AND COST FOR ENFORCEMENT

     In the event the University brings action against the Contractor at any time during the term of this Agreement or thereafter to enforce any obligation arising under this Agreement, and a court of competent jurisdiction determines this Agreement or any valid portion thereof to have been breached by the Contractor, the Contractor shall be obligated to pay the University's entire attorneys' fees and cost of such action in addition to any damages or other award to the University.

24.  TITLE/HEADINGS

     The title of this Agreement and the paragraph headings thereof are for convenience of reference only and form no part of the terms of this Agreement.

25.  OTHER TERMS AND CONDITIONS

     Attachment B - Special Terms and Conditions

     U.S. Dept. of Energy Assistance Regulations 10 CFR 600 are hereby incorporated by reference. A copy of these regulations will be provided upon request.

26.  ENTIRE AGREEMENT

     It is hereby understood and agreed that this Agreement and its referenced attachments state the entire Agreement and that the parties are not bound by any stipulations, representations, agreements, or promises, oral or otherwise, not printed in this Agreement.

     IN WITNESS WHEREOF, the parties thereto have caused this Contract to be executed by their undersigned officials as duly authorized.

FOR THE FLORIDA STATE UNIVERSITY   FOR PHYTOTECH, INC.
for and on behalf of the Florida
Board of Regents a public
corporation of the State of
Florida


                                   BURT D. ENSLEY
-----------------------------      ----------------------------------
Susan D. Allen                     Burt Ensley
Vice President for Research        President

                                   2/18/98
-----------------------------      ----------------------------------
Date                               Date


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